PLAN OF DISTRIBUTION
Class R Shares
(Reimbursement)
     WHEREAS, each registered investment company, (each a “Fund” and collectively the “Funds”), severally on behalf of each of its series of beneficial interest as set forth on Schedule A, as it may be supplemented from time to time, (each a “Portfolio”), engages or intends to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”); and
WHEREAS, each Fund desires to adopt a Plan of Distribution (“Plan”) pursuant to Rule 12b-1 under the 1940 Act with respect to the Class R shares of each Portfolio for which the Fund’s board of trustees (“Board”) has established such shares; and
     WHEREAS, each Fund and Invesco Aim Distributors, Inc. (the “Distributor”) have entered into a Distribution Agreement (the “Distribution Agreement”), pursuant to which the Distributor has agreed to serve as distributor of the shares of each Portfolio;
     NOW, THEREFORE, each Fund hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act with respect to the Class R shares of each Portfolio as set forth on Schedule A.
     1. Each Fund is hereby authorized to reimburse the Distributor for distribution-related expenses incurred by for Actual Distribution-Related Expenses (as defined below) and incurred by them for Unreimbursed Distribution Expenses (as defined below) (the “Distribution Fee”) on behalf of the Class R shares of the Portfolio.
     2. A. The Distribution Fee authorized with respect to Class R shares of each Portfolio is as follows:
Class R — The Distribution Fee shall not exceed on an annual basis the lesser of (i) 0.75% of the average daily net assets of Class R or (ii) the sum of Actual Distribution Expenses plus Unreimbursed Distribution Expenses.
         B. The Distribution Fee shall be calculated and accrued daily and paid monthly or at such intervals as the Board shall determine.
     3. “Actual Distribution Expenses” are amounts spent by the Distributor or paid by the Distributor to other broker-dealers, financial institutions and/or intermediaries, including its affiliates, distribution-related expenses pursuant to master related agreements between each Fund and the Distributor, including, but not limited to: compensation to, and expenses of, financial advisors or other employees of the Distributor or other broker-dealers; overhead and other branch office distribution-related expenses and telephone expenses of persons who engage in or support distribution of shares or who provide personal services to shareholders: printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials and opportunity costs in incurring the foregoing expenses (which may be calculated as a carrying charge on the amount of Unreimbursed Distribution Expenses, as of the date of calculation.) The overhead and other branch office distribution-related expenses referred to in this paragraph 3 may include: (a) the expenses of operating the branch offices of the Distributor or other broker-dealers, including its affiliates, in connection with the sale of Portfolio shares; (b) the costs of client sales seminars; (c) travel expenses of mutual fund sales coordinators to promote the sale of Portfolio shares; and (d) other expenses relating to branch promotion of

Portfolio sales.
     “Unreimbursed Distribution Expenses” are an amount equal to the excess of Actual Distribution Expenses over the total of (i) payments received pursuant to the Plan, plus (ii) the proceeds of contingent deferred sales charges received. Unreimbursed Distribution Expenses may also include the unreimbursed distribution expenses of an investment company whose assets are acquired by the Portfolio in tax-free reorganization
     4. For each Portfolio this Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of the Board of each Portfolio and the Board members who are not “interested persons” of such Portfolio (as defined in the 1940 Act) and have no direct financial interest in the operation of this Plan or any agreements related to it (the “Rule 12b-1 Board members”), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.
     5. Unless sooner terminated pursuant to Section 7, this Plan shall continue in effect until June 30, 2010, and from year to year thereafter, provided such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 4 hereof.
     6. The Distributor shall provide to the Board of the Portfolio and the Board shall review, at least quarterly, for each Portfolio a written report of the amounts so expended and the purposes for which such expenditures were made. In this regard, the Board shall request the Distributor to specify such items of expenses as the Board deems appropriate. The Board shall consider such items as it deems relevant in making the determinations required by paragraph 5 hereof.
     7. For each Portfolio, this Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Board members, or by vote of a majority of the outstanding voting securities. In the event of any such termination or in the event of nonrenewal, the Portfolio shall have no obligation to pay Unreimbursed Distribution Expenses which have been incurred by the Distributor or other broker-dealers, including its affiliates. However, this shall not preclude consideration by the Board of the manner in which such Unreimbursed Distribution Expenses shall be treated.
     8. For each Portfolio, this Plan may not be amended to increase materially the amount the Class may spend for services described hereunder unless such amendment is approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of that Class, and no material amendment to the Plan shall be made unless approved in the manner provided for approval in paragraph 4 hereof.
     9. While this Plan is in effect, the selection and nomination of Board members who are not interested persons (as defined in the 1940 Act) of the Portfolios shall be committed to the discretion of the Board members who are not interested persons.
     10. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of the Plan are not binding upon any of the shareholders of the Fund or any Portfolio individually, but are binding only upon the assets and property of the Fund or such Portfolio and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

     IN WITNESS WHEREOF, the Fund and the Distributor have executed this Plan of Distribution as of the day and year set forth below.

Each Fund (listed on Schedule A) on behalf of the Class R Shares of each Portfolio listed on Schedule A
Dated: February 12, 2010

/s/ Melanie Ringold	/s/ John M. Zerr
Attest:	Name: John M. Zerr
Title: Senior Vice President

Invesco Aim Distributors, Inc.
Dated: February 12, 2010

/s/ Melanie Ringold	/s/ John S. Cooper
Attest:	Name: John S. Cooper
Title: President

Schedule A
AIM Counselor Series Trust
Invesco Equally-Weighted S&P 500 Fund
Class R Shares
AIM Investment Funds
Invesco Alternative Opportunities Fund
Class R Shares
Invesco Commodities Strategy Fund
Class R Shares
Invesco FX Alpha Plus Strategy Fund
Class R Shares
Invesco FX Alpha Strategy Fund
Class R Shares
Invesco Pacific Growth Fund
Class R Shares

SCHEDULE A
PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1
AIM COUNSELOR SERIES TRUST

Portfolio	Shares
Invesco Balanced Fund	Class A Shares
Class B Shares
Class C Shares
Invesco California Tax-Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Dividend Growth Securities Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Equally-Weighted S&P 500 Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Fundamental Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco New York Tax-Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco S&P 500 Index Fund	Class A Shares
Class B Shares
Class C Shares
AIM GROWTH SERIES

Portfolio	Shares
Invesco Convertible Securities	Class A Shares
Class B Shares
Class C Shares
AIM INVESTMENT FUNDS

Portfolio	Shares
Invesco Alternative Opportunities Fund	Class A Shares
Class C Shares
Invesco Commodities Strategy Fund	Class A Shares
Class B Shares
Class C Shares
Invesco FX Alpha Plus Strategy Fund	Class A Shares
Class C Shares
Invesco FX Alpha Strategy Fund	Class A Shares
Class C Shares
Invesco Global Advantage Fund	Class A Shares
Class B Shares
Class C Shares

Portfolio	Shares
Invesco Global Dividend Growth Securities Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Health Sciences Fund	Class A Shares
Class B Shares
Class C Shares

Invesco Pacific Growth Fund	Class A Shares
Class B Shares
Class C Shares
AIM INVESTMENT SECURITIES FUNDS

Portfolio	Shares
Invesco High Yield Securities Fund	Class A Shares
Class B Shares
Class C Shares
AIM SECTOR FUNDS

Portfolio	Shares
Invesco Mid-Cap Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Small-Mid Special Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Special Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Technology Sector Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Vaue Fund	Class A Shares
Class B Shares
Class C Shares
AIM TAX-EXEMPT FUNDS

Portfolio	Shares
Invesco Tax-Exempt Securities Fund	Class A Shares
Class B Shares
Class C Shares